March 23, 2005

Securities & Exchange Commission
450 5th Street N W
Washington D C 20549

Dear Sirss/Madams

We have read Item 4.01of Innovate Oncology, Inc.’s Form 8-K dated March 23, 2005, and we agree with the statements made therein.

Sincerely,

Robinson, Hill & Co
Certified Public Accounts